UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE OMMISSION	OMB Number: 3235-00595
Washington, D.C. 20549	Expires: February 28, 2006
SCHEDULE 14A	Estimated average burden hours per response......... 12.75

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule §240.14a-12

Texas Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

SEC 1913 (03-04) Persons who are to respond to the Collection of information contained in this form are not required to respond unless the form displays a currently valid OMB cotrol number.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

August 27, 2004

DEAR SHAREHOLDER:

You are cordially invited to attend the Annual Meeting of the Shareholders of Texas Industries, Inc., to be held at 9:30 A.M. Central Daylight Time, on Tuesday, October 19, 2004, at the Frontiers of Flight Museum, 6911 Lemmon Avenue, Dallas, Texas.

The following Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting.  During the Annual Meeting we will also report on the operations of the Company.  Our 2004 Annual Report accompanies this Proxy Statement.

It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. If you are unable to attend in person, we urge you to participate by voting your shares by proxy.  You may do so by filling out and returning the enclosed proxy card or by voting your proxy by telephone or via the Internet.

If you arrive early, you are invited to have coffee and meet informally with the Directors.

            Sincerely,

        Mel G. Brekhus
             President

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On October 19, 2004

The Annual Meeting of Shareholders of Texas Industries, Inc. (the “Company”) will be held at the Frontiers of Flight Museum, 6911 Lemmon Avenue, Dallas, Texas, on Tuesday, October 19, 2004, at 9:30 A.M. (CDT) for the following purposes:

1.	To elect three (3) directors to terms expiring in 2007.

2.	To approve Texas Industries, Inc. 2004 Omnibus Equity Compensation Plan.

3.	To transact such other business that may properly come before the Annual Meeting or any adjournment thereof.

Only Shareholders of record at the close of business on August 23, 2004, will be entitled to vote at the Annual Meeting.  A list of such Shareholders will be open to the examination of any Shareholder during ordinary business hours for a period of ten days prior to the Annual Meeting, at the Executive Offices of the Company at 1341 W. Mockingbird Lane, Dallas, Texas 75247-6913.

While you are encouraged to attend the Annual Meeting, please vote your shares as promptly as possible. You may vote your shares in a number of ways.  You may mark your votes, date, sign and return the proxy card. If you have shares registered in your own name, you may choose to vote those shares via the Internet at http://www.proxyvote.com, or you may vote telephonically, within the U.S. and Canada only, by calling the toll-free number listed in the instructions set forth on the proxy card.  If you hold Company shares with a broker or bank, you may also be eligible to vote via the Internet or by telephone if your broker or bank participates in the proxy voting program provided by ADP Investor Communication Services.

        By Order of the Board of Directors

         Robert C. Moore
              Secretary

Dallas, Texas
August 27, 2004

PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS
To Be Held October 19, 2004

SOLICITATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Texas Industries, Inc., a Delaware corporation (the “Company”), of proxies for exercise at the Annual Meeting of Shareholders of the Company to be held on October 19, 2004, and at any adjournment thereof.  The approximate date on which this Proxy Statement and accompanying proxy were first sent to Shareholders is August 27, 2004.

The cost of soliciting proxies has been, or will be, borne by the Company.  In addition to solicitation by mail, the Company will request banks, brokers and other custodians, nominees and fiduciaries to send proxy material to the beneficial owners and to secure their voting instructions if necessary.  The Company will reimburse them for their expenses in so doing.  If proxies are not promptly received, employees of the Company may solicit proxies from some Shareholders in person, by telephone or by telecopy.  In addition, the Company has retained ADP Investor Communication Services to assist in the solicitation of proxies at a cost of $5,000 plus reasonable out-of-pocket expenses.

OUTSTANDING VOTING STOCK AND QUORUM

The outstanding voting securities of the Company as of August 23, 2004, were 21,346,541 shares of Common Stock.  Each share is entitled to one vote.  The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding voting securities of the Company is necessary to constitute a quorum to transact business.

VOTING OF PROXY

Although a Shareholder of record at the close of business on August 23, 2004 may not be able to attend the Annual Meeting in person, that Shareholder has the opportunity to vote by using the proxy solicited by the Board of Directors.  Voting by use of the proxy can be accomplished either by dating, signing and returning the proxy card in the envelope which is enclosed with this document, by calling the toll-free number and following the instructions set forth on the proxy card, or via the Internet by following the instructions set forth on the proxy card.

Shares cannot be voted at the Annual Meeting unless the owner is present or represented by proxy.  Any proxy may be revoked prior to the voting by notice in writing to the Secretary of the Company at the address stated above, by submitting another proxy by telephone or via the Internet, or by voting in person at the Annual Meeting.

Whether a Shareholder chooses to vote by mail, telephone or Internet, a Shareholder can specify approval, disapproval or absentia from each proposal set forth on the proxy card.  If the Shareholder properly signs and returns the proxy card or votes by telephone or Internet without specifying how the shares are to be voted, those shares will be voted in accordance with the Board of Directors’ recommendations.

Abstentions and broker non-votes (as defined below) will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.  For the purpose of determining whether a proposal (except for the election of directors) has received a majority vote, abstentions will be included in the vote totals with the result that abstention will have the same effect as a negative vote.  In instances where shares are held in street name and the broker is prohibited from exercising discretionary authority for the beneficial owner who has not returned a proxy (“broker non-votes”), those shares will not be included in the vote totals and, therefore, will have no effect on the vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table furnishes information concerning all persons known to the Company to beneficially own 5% or more of the Common Stock of the Company as of June 30, 2004.

Name and Address of Beneficial Owner	Title of Security	Amount and Nature of Beneficial Ownership	Percent of Class

Southeastern Asset Management, Inc. (1) Longleaf Partners Small-Cap Fund 6410 Poplar Avenue, Suite 900 Memphis, Tennessee 38119	Common Stock	3,111,200	14.7

FMR Corp. (2) 82 Devonshire Street Boston, Massachusetts	Common Stock	2,466,400	11.7

AXA Financial, Inc. (3) 1290 Avenue of the Americas New York, New York 10104	Common Stock	1,520,866	7.2

Dimensional Fund Advisors Inc. (4) 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	Common Stock	1,399,562	6.6

Mac-Per-Wolf Company (5) 310 S. Michigan Avenue Suite 2600 Chicago, Illinois 60604	Common Stock	1,315,650	6.2

(1)	Based on Schedule 13G/A dated February 6, 2004 of Southeastern Asset Management, Inc.; Longleaf Partners Small-Cap Fund and O. Mason Hawkins, its Chairman & CEO, which reflects that (a) Southeastern Asset Management, Inc. has sole voting power over 117,600 shares; shared voting power over 2,881,000 shares; no voting power over 112,600 shares; sole dispositive power over 230,200 shares; and shared dispositive power over 2,881,000 shares; and (b) Longleaf Partners Small-Cap Fund has shared voting and dispositive power over 2,881,000 shares.

(2)	Based on Schedule 13G/A dated February 16, 2004 of FMR Corp. which reflects that FMR Corp. has sole dispositive power over 2,466,400 shares.

(3)	Based on Schedule 13G dated February 3, 2004, which reflects that Alliance Capital Management L.P., a majority owned subsidiary of AXA Financial, Inc., has sole voting power over 1,268,322 shares; shared voting power over 8,000 shares, and sole dispositive power over 1,519,966 shares on behalf of AXA Assurance I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, AXA and AXA Financial, Inc., and that Equitable Life Assurance Society of the United States has sole voting and dispositive power over 900 shares.

(4)	Based on Schedule 13G/A dated February 6, 2004 which reflects that Dimensional Fund Advisors Inc. has sole voting and dispositive power over 1,399,562 shares.

(5)	Based on Schedule 13G dated January 30, 2004, which reflects that Mac-Per-Wolf has sole voting and dispositive power over 1,315,650 shares.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The bylaws of the Company provide for a board of not fewer than three nor more than twenty-one directors with the actual number to serve at any time to be determined by resolution of the board.  The bylaws further provide that the board shall be divided into three classes, each class being as nearly equal in number as possible.  The three classes have staggered terms of three years.  The terms of office of four of the Directors expire at this Annual Meeting.  Directors Gerald R. Heffernan and David A Reed, whose terms expire at the Annual Meeting, have chosen not to stand for reelection to the Board of Directors.

Nominees for election are Mel G. Brekhus, Robert D. Rogers, and Ian Wachtmeister.  Messrs. Rogers and Wachtmeister are standing for reelection.  Mel G. Brekhus, who became President and Chief Executive Officer of the Company on June 1, 2004, was appointed to the Board at that time.

The proxies solicited hereby cannot be voted for a greater number of persons than the three nominees named below.  Unless otherwise indicated, all proxies that authorize the persons named therein to vote for the election of directors will be voted for the election of the nominees named below.  Directors are elected by plurality vote. If any of the nominees named should not be available for election as a result of unforeseen circumstances, it is the intention of the persons named in the proxy to vote for the election of such substitute nominee, if any, as the Board of Directors may propose.

Nominees for Directors

The following are nominees for election as directors of the Company for a term of office expiring at the Annual Meeting of Shareholders in 2007 or until their respective successors shall have been elected and qualified.

Name	Age	Principal Occupation During Past Five Years*	Served as Director Since	Proposed Term to Expire
Mel G. Brekhus	55	President and Chief Executive Officer of the Company since June 1, 2004; Executive Vice President -Cement, Aggregate and Concrete of the Company	2004	2007
Robert D. Rogers	68	President and Chief Executive Officer of the Company until May 31, 2004 (a)	1970	2007
Ian Wachtmeister	71	Chief Executive Officer and Vice Chairman of The Empire, AB (trading company), Stockholm, Sweden	1977	2007

Your Board of Directors unanimously recommends that you vote FOR all of the nominees listed above.

Continuing Directors

The term of office for each of the continuing directors expires at the Annual Meeting of Shareholders to be held in the year indicated below, or until his or her successor shall have been elected and qualified.

Name	Age	Principal Occupation During Past Five Years*	Served as Director Since	Term to Expire
Robert Alpert	72	President and Chairman of the Board of Angelholm Corp. d/b/a The Alpert Companies (financial services and real estate), Dallas, Texas; Chairman of the Board of Argo Funding Co. L.L.C. (venture capital), Dallas, Texas, since 1998 (b)	1975	2005
Eugenio Clariond	61	Chairman of the Board and Chief Executive Officer of Grupo IMSA, S.A. (steel processor, auto parts, aluminum and plastic construction products), Monterrey, Mexico	1998	2005
Elizabeth C. Williams	61	Treasurer, Southern Methodist University, Dallas, Texas	1995	2005
Gordon E. Forward	68	Chairman Emeritus of United States Council for Sustainable Development (non-profit association of businesses), Austin, Texas, since December 2002; Private Investments since 2001; Vice Chairman of the Board of Directors of the Company from July 1998 through May 2000; President and Chief Executive Officer of Chaparral Steel Company (subsidiary of the Company), Midlothian, Texas until July 1998 (c)	1991	2006
James M. Hoak, Jr.	60	Chairman and a Principal of Hoak Capital Corporation (private equity investment firm), Dallas, Texas (d)	1995	2006
Keith W. Hughes	58	Management Consultant to domestic and international financial institutions since April 2001; Vice Chairman of Citigroup Inc. (commercial banking), New York, New York from November 2000 to April 2001; Chairman and Chief Executive Officer of Associates First Capital Corporation (consumer and commercial finance), Dallas, Texas from February 1995 through November 2000 (e)	2003	2006
Henry H. Mauz, Jr.	68	Admiral U.S. Navy (Ret.); Member of Advisory Council of Northrop Grumman Ship Systems (shipbuilding), Pascagoula, Mississippi; President of Naval Postgraduate School Foundation, Inc. (non-profit organization for enhancement of Naval Postgraduate School), Monterey, California	2003	2006

*	Based upon information provided by the Directors to the Company as of July 1, 2004.

(a)	Mr. Rogers is a member of the Board of Directors of CNF Inc. and Adams Golf, Inc.

(b)	Mr. Alpert is a member of the Board of Directors of CNF Inc.

(c)	Mr. Forward is a member of the Board of Directors of Nexfor Inc.

(d)	Mr. Hoak is a member of the Board of Directors of PanAmSat Corporation and Pier 1 Imports, Inc.

(e)	Mr. Hughes is a member of the Board of Directors of Certegy Inc. and Carreker Corporation.

BOARD OF DIRECTORS, BOARD COMMITTEES, MEETINGS, MEETINGS AND FEES

Meetings and Fees

In 2004, the Board of Directors held four meetings, and Committees of the Board of Directors held a total of eleven meetings.  Each Director attended more than 75% of the aggregate of all meetings of the Board of Directors on which he/she served during 2004.

In 2004, Directors who are not employees of the Company or its affiliates received an annual fee of $50,000, and Directors who chaired the Audit, Compensation and Finance Committees received an additional $3,000. Additionally, each non-employee Director received an annual grant of 500 restricted shares of Common Stock and the Board approved an additional grant of 2,000 restricted shares of Common Stock to the Chairman of the Board.  The restriction on the shares is removed at the time the Director ceases his/her tenure as a Director.  Each non-employee Director also received $1,000 for each day that a Board and/or a Committee meeting was attended in person and $250 for each meeting attended by conference telephone.  Directors who were first elected to the Board during 2004 received a grant of 10,000 stock-based share appreciate rights (SARs), and each Director reelected to the Board received 5,000 SARs.

Under a deferred compensation agreement, annual and meeting fees of Directors may be deferred in whole or in part at the election of the Director.  Compensation so deferred is denominated in shares of the Company’s Common Stock determined by reference to the average market price during the thirty (30) trading days prior to the date of the agreement.  Dividends are credited to the account in the form of Common Stock equivalents at a value equal to the fair market value of the Common Stock on the date of the payment of such dividend.

The Company also reimburses Directors for travel, lodging and related expenses they may incur in attending Board and/or Committee meetings.

Board of Directors

The Board of Directors currently has twelve members which will be reduced to ten after the October Shareholders Meeting.  All but Messrs. Mel G. Brekhus and Robert D. Rogers meet the New York Stock Exchange listing standards for independence.  Mr. Brekhus became President and Chief Executive Officer of the Company and was appointed to the Board on June 1, 2004.  Prior to that date he served as the Company’s Executive Vice President–Cement, Aggregate and Concrete.  Mr. Rogers retired as President and Chief Executive Officer of the Company on May 31, 2004.  Even though these Directors are not independent, the Board of Directors believes that their wealth of experience and knowledge about the Company contributes greatly to the Board.

Committees of the Board

The Board of Directors has four standing committees that are described below.  Currently, all Board committees are composed entirely of independent, non-employee Directors.  The charter for each of these committees is available on the Company’s website (http://www.txi.com).

Audit Committee

The Audit Committee, which met six times during 2004, is currently comprised of Directors Williams (Chair), Clariond and Hughes.  In the business judgment of the Board, each of these Directors has accounting or related financial management experience required under New York Stock Exchange listing standards, and each of them has been designated by the Board of Directors as an “audit committee financial expert” as defined by the Securities and Exchange Commission.  The Committee provides oversight on matters relating to corporate accounting and financial matters and the financial reporting and disclosure practices of the Company.  In addition, the Committee reviews the Company’s audited financial statements with management and independent auditors, recommends whether such audited financial statements should be included in the Company’s Annual Report on Form 10-K and prepares a report to Shareholders to be included in the Company’s Proxy Statement.  The Committee is governed by a written charter, which is attached as Exhibit A to this proxy statement.

Compensation Committee

The Compensation Committee, which is currently comprised of Directors Hoak (Chair), Mauz and Wachtmeister met three times during 2004.  This Committee establishes and monitors overall compensation programs and salaries for the Company, monitors the selection and performance of key executives including the

Chief Executive Officer, and also reviews and approves their salaries, and implements the Company’s incentive plans.  The Committee also advises the Board generally with regard to other compensation and employee benefit matters.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been an officer or employee of the Company or its subsidiaries.  No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions, or in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee or as a Director of the Company.  No executive officer of the Company served as a director of another corporation, one of whose executive officers served on the Compensation Committee.

Finance Committee

The Finance Committee, which met one time in 2004, is currently comprised of Directors Reed (Chair), Hoak and Hughes.  This Committee reviews the financial strategy and structure of the Company and advises and consults with Company management concerning the general financial affairs of the Company.

Director Affairs Committee

In July of 2004, the Nominating Committee of the Board of Directors, then comprised of all of the independent Directors, was reconstituted as the Director Affairs Committee, comprised of Directors Mauz (Chair), Forward, Hughes and Clariond.  This Committee assists the Board of Directors in identifying individuals qualified to become Board members and recommends to the Board the nominees for election as Directors at the next annual meeting of Shareholders.  The Committee also assists the Board in determining the compensation of the Board and its Committees, in monitoring a process to assess Board effectiveness, in developing and implementing the Company’s Corporate Governance Guidelines and in overseeing the evaluation of the Board of Directors and management.  The Nominating Committee met one time in 2004 in conjunction with a full Board Meeting.

The Director Affairs Committee will consider nominations (other than self-nominations) for directorships submitted by Shareholders.  Such nominations should be submitted to the Secretary of the Company in accordance with the requirements described in the first paragraph under “2005 Shareholder Proposals.”  This submittal must contain (i) as to each nominee, all information that would be required to be disclosed in a proxy statement with respect to the election of Directors pursuant to the Securities Exchange Act of 1934, as amended; (ii) the name and address of the Shareholder making the nomination, and the number of shares and length of ownership thereof; (iii) whether the nominee meets the objective criteria for independence of Directors under the rules of the New York Stock Exchange and the Company’s Corporate Governance Guidelines; (iv) a description of all arrangements or understandings, and the relationship, between the Shareholder and the nominee, and the same as between the nominee and the Shareholder on the one hand and the Company on the other; and (v) the written consent of each nominee to serve as a Director, if so elected.  The Committee will consider and evaluate persons recommended by Shareholders in the same manner as potential nominees identified by the Company.

The Director Affairs Committee identifies nominees for Director from various sources.  In assessing potential Director nominees, the Committee considers individuals who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees and Board members, in collectively serving the long-term interests of the Shareholders.  All Director nominees must possess a reputation for the highest personal and professional ethics, integrity and values.  The Committee will also consider any potential conflicts of interest. In addition, nominees must also be willing to devote sufficient time and effort in carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time.

Other Transactions

No reportable transactions occurred between the Company and any Director, nominee for director, officer or any affiliate of, or person related to, any of the foregoing since the beginning of the Company’s last fiscal year (June 1, 2003).

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth as of June 30, 2004, the approximate number of shares of Common Stock of the Company beneficially owned by each Director, by each nominee for Director, by each executive officer named in the Summary Compensation Table and by all Directors and executive officers of the Company as a group.

	Company Common Stock
	Beneficially Owned**		Percent (1)

Robert Alpert	34,610	(2) (3)	*
Mel G. Brekhus	186,564	(2)	*
Eugenio Clariond	19,000	(2) (3)	*
Carlos E. Fonts.	29,854	(2)	*
Gordon E. Forward	94,928	(2) (3)	*
Richard M. Fowler	234,182	(2)	1.1
Gerald R. Heffernan(4)	365,500	(2) (3)	1.7
James M. Hoak, Jr.	47,000	(2) (3)	*
Keith W. Hughes	1,500	(3)	*
Henry H. Mauz, Jr.	500	(3)	*
David A. Reed	2,000	(3)	*
Robert D. Rogers	494,440	(2)	2.3
Tommy A. Valenta(5)	131,701	(2)	*
Ian Wachtmeister	38,594	(2) (3)	*
Elizabeth C. Williams	29,400	(2) (3)	*
All Directors and executive officers as a group (18 Persons)	1,922,666	(2)	8.6

*	Represents less than one percent (1%) of the total number of shares outstanding.

**	Except as indicated in the notes below, each person has the sole voting and investment authority with respect to the shares set forth in the above table.

(1)	Based on the sum of (i) 21,255,231 shares of Common Stock, which on June 30, 2004 was the approximate number of shares outstanding, and (ii) the number of shares subject to options exercisable by such person(s) within 60 days of such date.

(2)	Includes, with respect to such person(s) shares of Common Stock subject to options exercisable within 60 days of June 30, 2004, as follows: Robert Alpert, 25,000 shares; Mel G. Brekhus, 165,540 shares; Eugenio Clariond, 15,000 shares; Carlos E. Fonts, 29,540 shares; Gordon E. Forward, 74,000 shares; Richard M. Fowler, 130,440 shares; Gerald R. Heffernan, 27,000 shares; James M. Hoak, Jr., 33,000 shares; Robert D. Rogers, 198,000 shares; Tommy A. Valenta, 127,512 shares; Ian Wachtmeister, 27,000 shares; Elizabeth C. Williams, 25,000 shares; and all Directors and executive officers as a group, 1,054,692 shares.

(3)	Includes with the respect to such person(s) restricted shares of Common Stock received as compensation as a non-employee director, as follows: Robert Alpert, 4,500 shares; Eugenio Clariond, 4,000 shares; Gordon E. Forward, 2,000 shares; Gerald R. Heffernan, 18,500 shares; James M. Hoak, Jr., 4,000 shares; Keith W. Hughes, 500 shares; Henry H. Mauz, Jr., 500 shares; David A. Reed, 2,000 shares; Ian Wachtmeister, 4,000 shares; and Elizabeth C. Williams, 4,000 shares.

(4)	Includes 1,000 shares of Common Stock owned by the wife of Mr. Heffernan as to which he disclaims beneficial ownership.

(5)	Includes 831 shares of Common Stock owned by a Children’s Trust established by Mr. Valenta as to which he disclaims beneficial ownership.

EXECUTIVE COMPENSATION

There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended May 31, 2004, 2003 and 2002, of those persons who were, at May 31, 2004, (i) the Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company.

Summary Compensation Table

	Long Term Compensation
	Annual Compensation		Awards	Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($) (1)

Robert D. Rogers	2004	1,107,847	—	—	—	23,324
President and Chief	2003	463,446	—	—	—	24,574
Executive Officer	2002	1,091,731	—	—	—	23,349

Mel G. Brekhus	2004	352,115	87,149	—	—	7,600
Executive Vice President -	2003	340,000	—	60,000	—	7,850
Cement, Aggregate and Concrete	2002	313,846	36,720	16,000	—	6,625

Tommy A. Valenta	2004	342,692	87,149	—	—	7,600
Executive Vice President - Steel	2003	340,000	—	60,000	—	7,850
	2002	313,846	36,720	16,000	—	6,625

Richard M. Fowler	2004	322,115	79,724	—	—	7,600
Executive Vice President - Finance	2003	310,000	—	55,000	—	7,850
	2002	287,115	33,593	16,000	—	6,625

Carlos E. Fonts	2004	225,000	55,688	—	—	15,291
Vice President - Development	2003	225,000	—	29,000	—	15,960
	2002	208,654	24,413	10,500	—	14,735

(1)	Vested and non-vested portion of amounts contributed and allocated by employer to employee benefit plans

Robert D. Rogers, the President and Chief Executive Officer of the Company, retired from the Company effective May 31, 2004.  Under his employment contract, which expired on the date of his retirement, Mr. Rogers received an annual salary consisting of a $300,000 base and an annual award of 21,632 shares of Common Stock, or the market value thereof in cash.  The contract provides that in the event the annual salary earned in a year is greater than $900,000, the Board of Directors can, in its discretion, defer payment of salary earned in excess of $900,000 until termination of employment.  Any such deferred amounts are treated in the same manner as the deferred incentive compensation discussed below.  The contract also has a long-term incentive component previously approved by the Company’s Shareholders which provides that in the event the Company’s consolidated average return on equity for the three consecutive fiscal year periods ending May 31, 2002, 2003 and 2004, respectively, equals or exceeds a return on equity objective of 16%, Mr. Rogers would receive an incentive payment in respect of each year in which such objective is achieved as follows: if the average return on equity is equal to or greater than 16% but less than 21%, an incentive payment equal to 80% of salary, if 21% or greater, the incentive payment will equal 160% of salary.  Fifty percent of this latter incentive would have been paid in cash and 50% deferred until termination of employment and distributed in three equal annual installments.  Deferred incentive compensation is denominated in shares of the Company’s Common Stock determined by reference to the fair market value of the stock (as defined in the contract) at the time of deferral, and dividends are credited to the deferred account in the form of Common Stock equivalents at a value equal to the fair market value of the stock on the date of payment of such dividend. The Common Stock equivalents credited to the account are adjusted to reflect any increase or decrease in the number of shares outstanding as a result of stock splits, combination of shares, recapitalizations, mergers or consolidations. Following a change of control that is not approved by the Board of Directors of the Company, the contract provides that Mr. Rogers could, in his sole discretion, elect to terminate his services for any reason or no reason upon thirty days’ written notice.  In the event of a voluntary termination,

(i) Mr. Rogers would have received two times the annual base compensation and incentives for the immediately preceding fiscal year; (ii) all outstanding options held by Mr. Rogers would have been accelerated and vested; and (iii) Mr. Rogers would no longer be subject to the non-competition provisions contained in the employment contract.

Mel G. Brekhus, who succeeded Mr. Rogers as President and Chief Executive Officer of the Company, has entered into a three-year employment contract with the Company through May 31, 2007.  The contract provides for a base annual compensation of $500,000 and a Share Appreciation Right (“SAR”) grant in the amount of 100,000 units.  Mr. Brekhus will also participate in the Company’s annual and three-year incentive compensation plans adopted from time to time by the Board of Directors for employees and key executives of the Company.  In the event Mr. Brekhus’ base annual compensation and incentive compensation earned during any one fiscal year is greater than $900,000, the Board of Directors may, in its discretion, defer payment of amounts in excess of $900,000 until termination of employment.  Deferred compensation is denominated in shares of the Company’s Common Stock determined by reference to the fair market value of the stock (as defined in the contract) at the time of deferral, and dividends are credited to the deferred account in the form of Common Stock equivalents at a value equal to the fair market value of the stock at the date of payment of such dividend.  The shares of Common Stock equivalents credited to the account are adjusted to reflect any increase or decrease in the number of shares outstanding as a result of stock splits, combination of shares, recapitalizations, mergers or consolidations.  Following a change of control that is not approved by the Board of Directors of the Company, Mr. Brekhus may, in his sole discretion, elect to terminate his services for any reason or no reason upon thirty days’ written notice.  Upon such a voluntary termination, (i) Mr. Brekhus will receive two times the annual base compensation and incentives for the immediately preceding fiscal year; (ii) all outstanding options and SARs held by Mr. Brekhus will be accelerated and vested; and (iii) Mr. Brekhus will no longer be subject to the non-competition provisions contained in the employment contract.

The Company offers financial security plans for substantially all of its senior managerial and executive employees.  The plans include disability benefits under certain circumstances and death benefits payable to beneficiaries for a period of ten years or until the participant would have attained age 65, whichever last occurs. Participants in the Plans who retire at or after attaining age 65 (age 60 in the case of executive officers) will be entitled to a supplemental retirement benefit.  In the event of termination of employment under certain circumstances following a change in control (as defined in the plans), a participant will be deemed to be fully vested in any supplemental retirement benefit, without reduction, provided by the plans.  With respect to the named executive officers, the normal retirement benefit varies between 2.5 and 10 times covered salary depending upon age at enrollment and the time when additional coverage is offered.  The estimated annual benefits payable upon retirement at normal retirement age for each of the named executive officers is as follows: Robert D. Rogers, $480,000; Mel G. Brekhus, $170,000; Tommy A. Valenta, $170,000; Richard M. Fowler, $175,562; and Carlos E. Fonts, $103,348.

Option Exercises and Year-End Values

The following table provides information concerning each option exercised during the fiscal year ended May 31, 2004, under the Company’s stock option plan by each of the named executive officers and the value of unexercised options held by such executive officer on May 31, 2004.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End ($) (1) Exercisable/Unexercisable

Robert D. Rogers	16,626	263,543	281,374/12,000	2,385,389/56,800
Mel G. Brekhus	-0-	-0-	165,540/67,560	1,726,047/724,688
Tommy A. Valenta	-0-	-0-	127,512/67,560	1,034,715/724,688
Richard M. Fowler	18,500	186,734	130,440/63,560	1,315,812/668,056
Carlos E. Fonts	10,120	99,328	32,740/36,280	50,858/358,991

(1)	Computed based upon the difference between aggregate fair market value and aggregate purchase price.

Performance Graph

The Company has two major business segments — a cement, aggregate and concrete (“CAC”) segment and a steel segment.  The following chart compares the Company’s cumulative total shareholder return on its Common Stock for the five-year period ended May 31, 2004, with the cumulative total return of the Standard & Poor’s 500 Composite Stock Price Index (the “S&P 500”), the Standard & Poor’s Steel Index (the “S&P Steel”) and a Peer Group comprised of Centex Construction Products, Inc., Florida Rock Industries, Inc. and Lafarge North America Inc. (the “Peer Group”).  These comparisons assume the investment of $100 on May 31, 1999, and the reinvestment of dividends.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

The Committee establishes the general compensation policies of the Company and the compensation incentive plans for executive officers.  It also administered the Company’s stock option plan and will administer the 2004 Omnibus Equity Compensation Plan if the Plan is approved by the Shareholders.  The Company’s benefit plans, such as the Company’s retirement plan and group insurance plan, are administered by the Company’s Welfare Committee which is comprised of officers of the Company.

General.    The objective of the Company’s management compensation program is to (i) attract and retain highly qualified and productive individuals; (ii) motivate such individuals; and (iii) align their interests with those of the Company’s Shareholders by building long-term value and thereby improving the return to the Company’s Shareholders.  The program provides for competitive base salaries, annual bonus opportunities, long-term incentives in the form of a rolling three-year incentive plan, stock options and other forms of equity compensation and competitive benefits including health, life and disability insurance, vacation, a financial security plan and a savings and defined contribution retirement plan.  Typically, executives receive annual performance reviews.  Such reviews cover considerations such as revenue generated, operating profit, return on assets, cost improvements, operational efficiency, safety, customer service, and cooperation with other employees, depending on the responsibilities of the executive.  Only the Chief Executive Officer of the Company is subject to an employment agreement.

Compensation Elements.    The executive officers’ total compensation objective consists of three basic elements — salaries, annual incentives and long-term incentives.  Annual and long-term incentives are a significant portion of total compensation and are strongly linked to financial performance.

Salaries.    Salaries comprise approximately 45% of the total compensation objective for an executive other than the Chief Executive Officer.  Salaries of the Company’s executive officers are determined by the general compensation policies established by the Committee.  Subjective criteria such as the impact the executive has on the Company, the skills and experience required by the job, individual performance and internal equities are considered in determining salary levels.  Quantitative relative weights are not assigned to the different criteria nor is a mathematical formula followed.  Salaries are also reviewed periodically and compared to industry and geographic salary surveys to assure that they are in line with competitive market levels.  The Company may at times suspend or limit salary increases when the operating performance of the Company will not support such increases.

Annual Incentives.    In order to (i) encourage above-average performance and teamwork, (ii) focus employees’ work on short-term results which are key to the Company’s long-term business success, and (iii) attract and retain the best possible employees by rewarding outstanding performance, the Committee recommends and the Board of Directors annually considers the adoption for the ensuing fiscal year of regional cash incentive plans for employees of various business segments of the Company, including the named executives, who do not participate in operations/production plans.  A cash bonus equal to a designated percentage of an eligible executive’s annual wages is earned if the pre-established levels of rates of return on equity (translated into a return on assets) is achieved by the respective regional business segments of the Company.  Cash incentive awards increase based upon specified return on equity levels pre-established by the Committee.  Target return on equity levels and the designated percentage of an executive’s salary are not established for executives individually; rather, they are the same for all executives in order to foster a team-based approach.  The Board of Directors has approved an annual incentive plan for fiscal year 2005 under which a threshold return on equity for each of the regional business segments has been established.  Approximately 10% of the total compensation objective for an executive is based on this annual cash incentive.

Long-Term Incentives.    Long-term incentives, which comprise approximately 45% of the executive’s total compensation objective, are provided under a continuous rolling three-year executive cash incentive plan, established for certain executives of the Company including the named executives, and until its expiration in July 2003, the Company’s stock option plan.  The Company plans to provide a replacement for the stock option plan through awards under the 2004 Omnibus Equity Compensation Plan that is being submitted to Shareholders for approval. This vehicle includes stock options, performance shares, performance units, and restricted stock (each more fully described in the plan summary and the plan itself, which is attached as Appendix B).  The Company believes that equity-based incentive plans encourage eligible employees to invest in Common Stock of the Company, and that such plans foster the employees’ loyalty to the Company and increases their interest in the Company’s business and success.  The Committee also believes that equity-based incentive plans strengthen the ability of the Company to attract, motivate and retain executives of the superior capability required to achieve the Company’s business objectives in an intensely competitive environment.

For an executive to earn an annual cash incentive award under the rolling three-year incentive plan, the Company must reach or surpass the average return on equity threshold established by the Committee for the three-year period ending in the year in respect of which the incentive is earned.  If the average threshold is reached or surpassed, the participating executives, other than the Chief Executive Officer, can earn a cash incentive award ranging from 35% to 120% or more of the executive’s base salary, depending on the return on equity achieved, and the recommendation of the Chief Executive Officer based upon his subjective evaluation of the executive’s individual performance.  The Chief Executive Officer’s incentive award under the three-year plan can range from 50% to 140% or more of his base salary.  The Committee believes that the rolling three-year plan focuses plan participants on growth and profitability for the Company.

Chief Executive Officer’s 2004 Compensation.    Compensation for the Chief Executive Officer is determined through a process similar to that discussed above for executive officers in general and is embodied in the terms of an employment contract.  Pursuant to the terms of the employment contract (see Executive Compensation), the Chief Executive Officer received an annual salary consisting of a $300,000 base component and an award in cash equal to the fair market value of 21,632 shares ($807,847) of Common Stock.  The shareholder-approved long-term incentive plan objective set forth in his employment contract was not achieved by the Company, and as a result the Chief Executive Officer received no incentive compensation.

Tax Deductibility of Executive Compensation.    The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code.  Section 162(m) makes certain “non-performance based” compensation to certain executives of the Company in excess of $1,000,000 non-deductible to the Company.  To qualify as “performance-based compensation”, performance goals must be pre-established and such goals approved by the Company’s Shareholders before such compensation is paid.  The Company generally intends to structure the compensation with its executives to achieve maximum deductibility under Section 162(m) with minimum sacrifices in flexibility and corporate objectives.

James M. Hoak, Chair	Henry H. Mauz, Jr., Member Ian Wachtmeister, Member

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is responsible for, among other things, reviewing the Company’s financial statements with management and the Company’s independent auditors.  The Committee’s role is one of oversight, whereas the Company’s management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements.  The Board of Directors has adopted a written Audit Committee Charter for the Committee.  The Committee annually reviews and reassesses the adequacy of such Charter.

In connection with the fiscal 2004 audit, the Audit Committee has: (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards 61 (communication with Audit Committees); (iii) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the auditors the auditors’ independence; and (iv) recommended, based on the reviews and discussions noted above, to the Board of Directors that the audited financial statements be included in the Company’s 2004 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Elizabeth C. Williams, Chair	Eugenio Clariond, Member Keith W. Hughes, Member

FEES PAID TO INDEPENDENT AUDITORS

Audit Fees.    The aggregate fees billed for professional services rendered by Ernst & Young LLP to the Company in connection with the audit and for the reviews during fiscal 2004 of the Company’s financial statements included in the quarterly reports on Form 10-Q were approximately $425,000 in fiscal 2004 and $363,000 in fiscal 2003.

Audit-Related Fees.    The aggregate fees paid for audit-related services rendered by Ernst & Young LLP to the Company were approximately $83,000 in fiscal 2004 and $250,000 in fiscal 2003.  Audit-related services included pension audits and accounting consultations, and in fiscal 2003 services in support of a debt refinancing.

Tax Fees.    The aggregate fees paid for services rendered by Ernst & Young LLP to the Company in connection with tax compliance and tax consulting were approximately $163,000 in fiscal 2004 and $158,000 in fiscal 2003.

All Other Fees.    There were no other fees paid to, or services rendered by Ernst & Young LLP in fiscal 2004 or fiscal 2003.

In appointing Ernst & Young LLP to serve as independent auditors for the fiscal year ending May 31, 2004, the Audit Committee considered whether the provision of these non-audit services is compatible with maintaining the independent auditors’ independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 generally requires the Company’s Directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities (“10% owners”) to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  Directors, executive officers and 10% owners are required by the Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on review of copies of such reports furnished to the Company and written transaction reports of its Directors and executive officers indicating that no other reports were required to be filed during the 2004 fiscal year, the Company believes that all filing requirements applicable to its Directors, executive officers and 10% owners were complied with in accordance with Section 16(a).

PROPOSAL NO. 2
APPROVAL OF TEXAS INDUSTRIES, INC. 2004 OMNIBUS EQUITY COMPENSATION PLAN

In July 2004, the Compensation Committee (the “Committee”) and the Board unanimously adopted the Texas Industries, Inc. 2004 Omnibus Equity Compensation Plan (the “Plan”) subject to approval by Shareholders.

The full, authoritative text of the Plan is attached hereto as Appendix B.  A summary follows for convenience only.  Subject to Shareholder approval, only the Plan document itself is binding on the Company or any participant in the Plan.

The Committee believes that the administrative flexibility and various forms of awards available under the Plan will enable them to provide important medium and long-term incentives to directors, officers and employees to achieve the Company’s strategic business plans.  The Committee also believes that the tools provided under the Plan are required for the Company to compete for, motivate and retain high-quality directors, executives and employees.

The affirmative vote of the majority of the shares of the Company’s Common Stock voting on this proposal is required for the adoption of the Plan, so long as the total number of shares voted represents the majority of shares of the Company’s outstanding Common Stock.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee is not permitted to exercise voting discretion with respect to this proposal.  Thus, if you do not give your broker or nominee specific instructions, your shares will not be voted on this proposal.

The Board of Directors recommends that the Shareholders vote FOR this proposal.

SUMMARY DESCRIPTION OF THE PLAN

Purpose of the Plan

The Plan is intended to provide a means to encourage the best efforts of employees and directors by developing in them a sense of proprietorship and personal involvement in the success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its Shareholders.

Duration

The Plan will become effective upon Shareholder approval and will terminate ten years later unless sooner terminated by the Committee.

Administration

The Compensation Committee is responsible for administering the Plan and has the discretionary power to interpret it and any Plan-related documentation, to determine eligibility for awards and the terms and conditions of awards, and to adopt rules, regulations, forms, instruments and guidelines.  Determinations of the Committee made under the Plan are final and binding.  The Committee may delegate administrative duties and powers to one or more of its members or to one or more officers, agents, or advisors.  The Committee may also delegate to one or more Company officers the power to designate employees (other than executive officers of the Company) to be recipients of awards and the amount of such awards.

Plan Share Limits

The maximum number of shares of Common Stock authorized to be issued under the Plan is 2,500,000, subject to adjustment upon the occurrence of various corporate events as described in the Plan.  All of the shares authorized may but are not required to be granted as incentive stock options.

Shares are counted against the authorization only to the extent they are actually issued.  Shares which are the subject of awards that terminate by expiration, forfeiture, cancellation or otherwise, or are settled in cash in lieu of shares, or exchanged for awards not involving shares, shall again be available for grant.  Also, if the option price or tax withholding requirements of any award are satisfied by tendering shares to the Company, or if a SAR is exercised, only the number of shares issued, net of the shares tendered, will be deemed issued under the Plan.  The maximum number of shares shall not be reduced to reflect dividends or dividend equivalents that are reinvested into additional shares or credited as additional restricted stock, restricted stock units, performance shares, or other stock-based awards, but may be adjusted by the Committee to reflect certain corporate events or transactions.

Eligibility and Participation

The Committee may select from and grant awards to employees of the Company, its subsidiaries and its affiliates. Awards to non-employee directors are fixed by the provisions of the Plan.

Stock Options

The Committee may grant both incentive stock options (“ISOs”) and non-qualified stock options (“NQSOs”) under the Plan.  ISOs may be granted only to employees of the Company, its subsidiaries and its affiliates.  The exercise price for options cannot be less than the fair market value of the Company’s Common Stock on the date of grant.  The options may have terms of up to ten years from grant.  The exercise price may be paid with cash, with previously acquired shares of Common Stock, or by other means approved by the Committee.  The Committee may substitute SARs for outstanding stock options if the Company ceases to account for equity compensation under Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees”, and begins to recognize a compensation expense for such compensation under Financial Accounting Standards Board Statement No. 123, “Accounting for Stock-Based Compensation”, or a successor standard.  The maximum number of shares pursuant to stock options that can be issued under the Plan is 2,500,000, plus forfeitures, subject to adjustment upon the occurrence of various corporate events.

Share Appreciation Rights

The Committee may grant SARs under the Plan either alone or in tandem with stock options.  The grant price of a SAR cannot be less than the fair market value of the Common Stock at the time of grant.  The grant price and term of a tandem SAR will be the same as the price and term of the option with which it was granted.  SARs may have terms of up to ten years from grant.

Freestanding SARs may be exercised on such terms as the Committee determines.  Tandem SARs may be exercised by relinquishing the related portion of the tandem option.  Upon exercise of a SAR, the holder will receive cash, shares of Common Stock, or a combination of the two, as determined by the Committee, equal in value to the difference between the fair market value of the Common Stock subject to the SAR at the exercise date and the grant price.

Restricted Stock and Restricted Stock Units

The Committee may award restricted stock and restricted stock units, subject to vesting schedules and limitations on transfer and such other restrictions as the Committee may determine.  A holder of restricted stock which has vested may be treated as a current shareholder, entitled to dividend and voting rights, whereas the holder of a vested restricted stock unit is treated as a shareholder with respect to the award only when the shares of Common Stock are delivered in the future.

Performance Unit and Performance Shares

Performance unit and performance share awards may be granted under the Plan.  Performance unit awards have an initial value determined by the Committee, while performance shares will have an initial value based on the fair market value of the stock on the date of grant.  Such awards will be earned only if performance goals over performance periods established by or under the direction of the Committee are met.  The performance goals and periods may vary from participant to participant, group to group, and time to time.

Non-Employee Director Awards

Under the Plan, the Board may grant awards of any kind other than ISOs to non-employee Directors.  The Board has determined that commencing January 1, 2005, subject to approval by Shareholders of the Plan, non-employee Directors will annually receive 500 restricted shares of Common Stock; the Chairman can annually receive an additional 2,000 restricted shares of Common Stock if approved by the Board of Directors.  Additional awards may also be made to a non-employee Director at the time he or she joins the Board and at each time he or she is reelected.

Other Awards

Subject to the terms of the Plan including, without limitation, plan share limits, the Committee may develop subplans or grant other equity or cash-based or related awards on such terms as they may determine, including, but not limited to, awards designed to comply with or take advantage of applicable local laws of jurisdictions outside of the United States.

Other Provisions of Awards and Individual Award Agreements

For each manner of award, and each individual agreement granting an award, the Committee shall determine, in its discretion, whether or not, and to what extent, the participant’s receipt of stock under the Plan may or shall be deferred; the impact of the termination of the participant’s employment on any award (including variations, if any, based on the reason for such termination); the voting rights of any stock or stock equivalent granted or delivered thereunder; the transferability of any stock, stock equivalent or other right of any participant during his or her lifetime; and whether or not dividend equivalents will be paid with respect to any shares of Common Stock subject to an award that have not actually been issued under the award.

Neither ISOs nor, except as the Committee otherwise expressly determines, other awards may be transferred other than by will or by the laws of descent and distribution.  During a recipient’s lifetime, an ISO and, except as the Committee may determine, other non-transferable awards requiring exercise, may be exercised only by the recipient.

Treatment of Awards Upon a Corporate Event

If the Company is dissolved or liquidated, or if substantially all of its assets are sold (or there is a merger or consolidation) and the acquiring or surviving entity does not substitute equivalent awards for the awards then outstanding, each award granted under the Plan will become fully vested and exercisable and all restrictions on it will lapse.  All options and SARS not exercised upon the occurrence of such a corporate event will terminate, and the Company may, in its discretion cancel all other awards then outstanding and pay the award holder its then current value as determined by the Committee.

Amendment of Awards or Plan and Adjustment of Awards

The Committee may at any time alter, amend, modify, suspend or terminate the Plan or any form of award in whole or in part.  No amendment may adversely affect the rights of any participant under an outstanding award without his or her consent.

No option granted under the Plan will be repriced or replaced without Shareholder approval, except to prevent an unintended dilution or enlargement of participants’ rights or benefits under the Plan in the event of a corporate transaction or event such as a merger or acquisition, a stock split or recapitalization, a change in accounting rules or applicable laws or regulations or other matter having such an impact.  No amendment of the Plan of any kind will be made without Shareholder approval if Shareholder approval is required by law, regulation or stock exchange rule.

The Company or the Committee may grant awards under terms differing from those provided for in the Plan where such awards are granted in substitution for awards held by employees of other corporations who become Company employees as the result of a merger or other transaction.

Awards Net of Withholding

Awards under the Plan may be subject to tax withholding.  If so, the Company may require the participant to remit the necessary taxes to the Company or may allow participants to satisfy their tax withholding requirements by causing shares of Common Stock to be withheld.

Rights of Participants

Nothing in the Plan or any award agreement will give any participant any right to continued employment (or provision of service as a director) or prevent or limit the Company from terminating the participant as permitted by law.  No individual in any position has the right to an award.  No participant will have rights as a Shareholder until he or she becomes the record holder of any such shares.

Federal Tax Effects

The following discussion summarizes certain federal income tax consequences of the issuance and exercise of options under the Plan under the law as in effect on the date of this proxy statement.  The summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local, or non-U.S. taxes.

Incentive Stock Options

In general, an optionee realizes no taxable income upon the grant or exercise of an ISO.  However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee.  With some exceptions, a disposition of shares purchased under an ISO within two (2) years from the date of grant or within one (1) year after exercise produces ordinary income to the optionee equal to the value of the shares at the time of exercise less the exercise price.  For employee optionees, the same amount is deductible by the Company as compensation, provided that income taxes are withheld from the employee.  Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction.

Non-Qualified Stock Options

In general, in the case of a NQSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of shares acquired upon exercise over the exercise price.  For employee optionees, the same amount is deductible by the Company as compensation, provided that income taxes are withheld from the employee.  Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.  In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NQSO.  ISOs are also treated as NQSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP were the Company’s independent auditors for the last fiscal year and will continue to be for the current year.  A representative of Ernst & Young LLP will attend the Annual Meeting; and although such representative does not intend to make a statement to the Shareholders, he or she will be available to respond to any relevant questions of the Shareholders.

ANNUAL REPORT

A copy of the Company’s Annual Report for the fiscal year ended May 31, 2004 is being mailed to each Shareholder of record along with the proxy material, but is not to be considered as a part of the proxy soliciting materials.

2005 SHAREHOLDER PROPOSALS

Any Shareholder proposal intended to be presented for consideration at the 2005 Annual Meeting of Shareholders and to be included in the Company’s Proxy Statement must be in proper form and received by the Secretary of the Company at the principal executive offices of the Company by the close of business on April 29, 2005.

Shareholder proposals submitted outside the procedure set forth above, including nominations for Directors, must be mailed to the Corporate Secretary at the address above and must be received by the Corporate Secretary on or before April 29, 2005.  If the proposal is received after that date, the Company’s proxy for the 2005 Annual Meeting may confer discretionary authority to vote on such matters without any discussion of such matter in the Proxy Statement for the 2005 Annual Meeting.

MULTIPLE SHAREHOLDERS SHARING SAME ADDRESS

The Company has elected to implement the Securities and Exchange Commission’s new “householding” rules that permit delivery of only one set of proxy materials to Shareholders who share an address unless otherwise requested.  If you share an address with another Shareholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by calling Investor Communication Services at (800) 542-1061, or by writing to Investor Communication Services, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.  For future annual meetings, you may request separate voting materials, or request that the Company send only one set of proxy materials to you if you are receiving multiple copies, by contacting Investor Communication Services at the above phone number or address.

OTHER MATTERS

At the date of this Proxy Statement, the Board of Directors was not aware that any matters not referred to in this Proxy Statement would be presented for action at this Annual Meeting.  If any other matters should come before the Annual Meeting, the persons named in the accompanying proxy will have the discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors

           Robert C. Moore
               Secretary

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF TEXAS INDUSTRIES, INC.

PURPOSE

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Texas Industries, Inc. (the “Company”) will provide assistance to the Board in fulfilling its responsibility relating to corporate accounting and financial matters, the financial reporting practices of the Company, and the quality and integrity of the financial reports of the Company.  The Committee’s purpose is to (1) assist the Board’s oversight of: the reliability and integrity of the Company’s accounting policies and financial reporting and disclosure practices; the establishment and maintenance of processes to assure compliance with all relevant laws, regulations, and Company policy, including a process for receipt of complaints and concerns regarding accounting, internal controls or auditing matters; the independent auditors’ qualification and independence; and the performance of the Company’s internal audit function and independent auditor; and (2) prepare the report of the Audit Committee to be included in the Company’s proxy statement.

COMPOSITION OF THE COMMITTEE AND MEETINGS

The Committee will be composed of three or more directors as determined by the Board, each of whom shall be an “independent” director for purposes of Audit Committee membership in accordance with the rules of the New York Stock Exchange and any other applicable legal or regulatory requirement.  No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to serve effectively on the Committee, and such determination is disclosed in the Company’s proxy statement.  All members of the Committee will be financially literate, or will become financially literate within a reasonable period of time after appointment to the Committee.  The Committee shall also disclose, in accordance with applicable regulatory requirements, whether any member of the Committee is a “financial expert” as defined by the U.S. Securities and Exchange Commission (“SEC”).

The Committee will have at least four regularly scheduled meetings each year, with additional meetings to be held as circumstances require.  The Committee will keep minutes of its meetings, and will regularly report to the Board on its activities, making recommendations as appropriate, and will cover any issues that arise with respect to the independent auditors, the internal audit function, the quality and integrity of the Company’s financial statements or the Company’s compliance with legal or regulatory requirements.

The Committee may form subcommittees (which may consist of one or more members) for any purpose that the Committee deems appropriate and may delegate to such subcommittee such powers and authority as the Committee deems appropriate; provided, however, that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

RESPONSIBILITIES

The Committee’s role is one of oversight, and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the independent auditors are responsible for auditing those financial statements.  Additionally, the Committee recognizes that financial management, including the internal audit staff, as well as the independent auditors, have more time, knowledge and detailed information on the Company than do Committee members; therefore, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

The following functions are within the authority of the Committee in carrying out its oversight function.  These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate, given the circumstances.

SELECTION, EVALUATION AND OVERSIGHT OF THE AUDITORS

(a)	Appoint, evaluate and compensate the Company’s independent auditors, which shall report directly to the Committee, and determine whether to retain or, if appropriate, terminate the independent auditors;

(b)	Review and approve in advance the independent auditors’ annual engagement letter, including the scope of the audit for the fiscal year and the proposed fees contained therein, as well as any other audit and permitted non-audit engagements and relationships between the Company and such independent auditors; and

(c)	Obtain at least annually from the Company’s independent auditors and review a report describing:

(i)	the independent auditors’ internal quality-control procedures;

(ii)	any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

(iii)	all relationships between the independent auditors and the Company.

OVERSIGHT OF ANNUAL AUDIT AND QUARTERLY REVIEWS

(a)	Review with management, the Company’s independent auditors and, if appropriate, the director of the Company’s internal auditing department, the following:

(i)	the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and

(ii)	major issues (as defined by the external auditors) regarding accounting principles and financial statements presentations, including any significant changes in the Company’s selection or application of accounting principles.

(b)	Review and discuss any significant disagreements between the Company’s independent auditors and management regarding financial reporting; and

(c)	Review on a regular basis with the Company’s independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work.

OVERSIGHT OF THE FINANCIAL REPORTING PROCESS AND INTERNAL CONTROLS

(a)	Review the adequacy of the Company’s internal controls (including any special audit steps adopted in light of the discovery of material control deficiencies), including the responsibilities, budget, compensation and staffing of the Company’s internal audit function, through consultation with the Company’s independent auditors, management and director of the Company’s internal auditing department;

(b)	Discuss the Company’s policies with respect to risk assessment and risk management; and

(c)	Review the type and presentation of information to be included in the Company’s earnings press releases (especially the “pro forma” or “adjusted” information not prepared in compliance with generally accepted accounting principles), as well as financial information and any earnings guidance provided by the Company to analysts and rating agencies (which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance);

MISCELLANEOUS

(a)	Establish clear hiring policies by the Company for employees or former employees of the Company’s independent auditors;

(b)	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement;

(c)	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

(d)	Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Company;

(e)	Report regularly to the Board on its activities, as appropriate; and

(f)	Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

ETHICAL AND LEGAL COMPLIANCE

(a)	Review with the Company’s General Counsel any legal or regulatory matter that could have a significant impact on the Company’s financial statements; and

(b)	Establish a code of ethics for the senior financial personnel of the Company in accordance with applicable laws, rules and regulations.

EVALUATION OF THE COMMITTEE

The Committee shall, on an annual basis, evaluate its performance.  The evaluation shall address all matters that the Committee considers relevant to its performance, including a review and assessment of the adequacy of this Charter, and shall be conducted in such manner as the Committee deems appropriate.

INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities and may retain, at the Company’s expense, such independent counsel or other consultants or advisers as it deems necessary.

Revised and Approved by the Board of Directors of Texas Industries, Inc. on July 13, 2004

APPENDIX B

Texas Industries, Inc.
2004 Omnibus Equity Compensation Plan
Table of Contents

B-i

Texas Industries, Inc.
2004 Omnibus Equity Compensation Plan

Article 1.     Establishment, Purpose, and Duration

1.1   Establishment.  Texas Industries, Inc., a Delaware corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the 2004 Omnibus Equity Compensation Plan (hereinafter referred to as the “Plan”), as set forth in this document.

The Plan permits the grant of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Stock-Based Awards.

The Plan shall become effective upon Shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2   Purpose of the Plan.  The purpose of the Plan is to promote the interests of the Company and its Shareholders by strengthening the Company’s ability to attract, motivate and retain Employees and Directors of the Company upon whose judgment, initiative and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for Shareholders.

1.3   Duration of the Plan.  Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date.  After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.  Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the Effective Date.

Article 2.     Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1	“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

2.2	“Award” means, individually or collectively, a grant under this Plan of Non-Qualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.3	“Award Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of such Award.

2.4	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.6	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.7	“Committee” means the Compensation Committee of the Board or any other committee designated by the Board to administer this Plan.

2.8.	“Company” means Texas Industries, Inc., a Delaware corporation, and any successor thereto as provided in Article 21 herein.

2.9	“Director” means any individual who is a member of the Board of Directors of the Company.

2.10	“Disability” means total and permanent disability as determined by the Committee.

2.11	“Effective Date” has the meaning set forth in Section 1.1.

2.12	“Employee” means any employee of the Company, its Affiliates and/or Subsidiaries.

2.13	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.14	“Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling price of a Share on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading days, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Such definition(s) of FMV shall be determined by the Committee at its discretion. If, however, the required accounting standards used to account for equity Awards granted to Participants are substantially modified subsequent to the Effective Date of the Plan such that fair value accounting for such Awards becomes required, the Committee shall have the ability to determine an Award’s FMV based on the relevant facts and circumstances. If Shares are not traded on an established stock exchange, FMV shall be determined by the Committee based on objective criteria.

2.15	“Freestanding SAR” means a SAR that is granted independently of any Options, as described in Article 7.

2.16	“Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.17	“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.18	“Insider” shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.19	“Non-Employee Director” means a Director who is not an Employee.

2.20	“Non-Employee Director Award” means any NQSO, SAR, grant of Restricted Stock or Restricted Stock Unit, or Other Stock-Based Award, whether singly, in combination, or in tandem, issued to a Participant who is a Non-Employee Director pursuant to such applicable terms, conditions and limitations as the Board may establish in accordance with this Plan.

2.21	“Non-Qualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.22	“Option” means an Incentive Stock Option or a Non-Qualified Stock Option, as described in Article 6.

2.23	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.24	“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.25	“Participant” means any eligible person as set forth in Article 5 to whom an Award is granted.

2.26	“Performance Share” means an Award granted to a Participant, as described in Article 9.

2.27    “Performance Unit” means an Award granted to a Participant, as described in Article 9.

2.28	“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.29	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.30	“Plan” means the Texas Industries, Inc. 2004 Omnibus Equity Compensation Plan.

2.31	“Plan Year” means the calendar year.

2.32	“Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.33	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.

2.34	“Share” means a Share of common stock of the Company, $1.00 par value per Share.

2.35	“Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.

2.36	“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.37	“Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

Article 3.     Administration

3.1   General.   The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan.  The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons.  All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested persons.  The Committee shall have the authority to bring an action in the name of the Company in any court of competent jurisdiction to enforce, define or defend any action or determination under the Plan.

3.2   Authority of the Committee.   Subject to the terms of the Plan, the Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments and guidelines for administering the Plan as the Committee may deem necessary or proper.  Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, and, subject to Article 19, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates and/or its Subsidiaries operate.

3.3   Delegation.   The Committee may delegate to one or more of its members, or to one or more officers of the Company and/or its Subsidiaries and Affiliates, or to one or more agents or advisors such administrative duties or powers as it may deem advisable; and the Committee or any person to whom it has delegated duties or powers as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.  The Committee may, by resolution, authorize one or more officers of the Company to do any of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards.  The Committee shall not delegate such responsibilities with respect to Awards granted to an officer who is considered an Insider.  The resolution providing for such delegation shall set forth the total number of Awards such officer(s) may grant; and, the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4.     Shares Subject to the Plan and Maximum Awards

4.1   Number of Shares Available for Awards.

(a)	Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under the Plan (the “Share Authorization”) shall be two million five hundred thousand (2,500,000) shares.

(b)	Subject to adjustment as provided in Section 4.3, and subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under the Plan, and in order to comply with the requirements of Section 422 of the Code and the regulations thereunder, the maximum number of Shares available for issuance pursuant to ISOs and NQSOs shall be:

(i)	Two million five hundred thousand (2,500,000) Shares that may be issued pursuant to Awards in the form of ISOs.

(ii)	Two million five hundred thousand (2,500,000) Shares that may be issued pursuant to Awards in the form of NQSO’s.

4.2   Share Usage.   Shares covered by an Award shall only be counted as used to the extent they are actually issued and delivered to a Participant, or, if permitted by the Committee, a Participant’s designated transferee.  Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under the Plan.  Moreover, if the Option Price of any Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if a SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.  The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Other Stock-Based Awards.  The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

4.3   Adjustments in Authorized Shares.   In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to Shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards.  The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Subject to the provisions of Article 19, without affecting the number of Shares reserved or available hereunder or the number or types of options that may be granted hereunder, the Committee may authorize the issuance or assumption of Awards under this Plan in connection with any merger, consolidation, acquisition of property or stock or reorganization upon such terms and conditions as it may deem appropriate; provided, however, that, subject to adjustment as provided above, the maximum amount of Shares with respect to which ISOs, NQSOs and/or other Awards may be granted under this paragraph is as set forth in section 4.1 (b) hereof.

Article 5.     Eligibility and Participation

5.1   Eligibility.  Individuals eligible to participate in this Plan include all Employees and Non-Employee Directors.

5.2   Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law, and the amount of each Award, except that in the case of Non-Employee Directors, such determinations shall be made by the Board pursuant to Section 13.1.

Article 6.     Stock Options

6.1   Grant of Options.   Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted by Section 422 of the Code and the regulations thereunder).

6.2   Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan.  The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3   Option Price.   The Option Price for each grant of an Option under this Plan shall be as determined by the Committee and shall be specified in the Award Agreement; provided, however, the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

6.4   Duration of Options.   Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5   Exercise of Options.   Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6   Payment.   Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price.  The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7   Restrictions on Share Transferability.   The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8   Termination of Employment.   Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, or its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9   Transferability of Options.

(a)	Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

(b)	Non-Qualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no NQSO granted under this Article 6 may be sold, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, or unless the Board or Committee decides to permit further transferability, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant. With respect to those NQSOs, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of the Option Price by the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

6.10   Notification of Disqualifying Disposition.   If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

6.11   Substituting SARs.   In the event the Company no longer uses APB Opinion 25 to account for equity compensation and is required to or elects to expense the cost of Options pursuant to FAS 123 (or a successor standard), the Committee shall have the ability to substitute, without receiving Participant permission, SARs paid only in Stock (or SARs paid in Stock or cash at the Committee’s discretion) for outstanding Options; provided the terms of the substituted Stock SARs are substantially equivalent to the terms for the Options, and the excess of the Fair Market Value of the underlying Shares over the aggregate Grant Price of the SARs is equivalent to the excess of the Fair Market Value of the underlying Shares over the aggregate Option Price of the Options.  If this provision creates adverse accounting consequences for the Company, it shall be considered void by the Committee.

Article 7.     Share Appreciation Rights

7.1   Grant of SARs.   Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee.  The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement.  The Grant Price may be based on one hundred percent (100%) of the FMV of the Shares on the date of grant, set at a premium to the FMV of the Shares on the date of grant, or indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion.  The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

7.2   SAR Agreement.   Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3   Term of SAR.   The term of a SAR granted under the Plan shall be determined by the Committee in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

7.4   Exercise of Freestanding SARs.   Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5.   Exercise of Tandem SARs.   Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option.  A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the Shares subject to the underlying ISO over the aggregate Option Price of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the aggregate Option Price of the ISO.

7.6   Payment of SAR Amount.   Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion.  The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.7   Termination of Employment.   Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates and/or its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

7.8   Non-Transferability of SARs.   Except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.  With respect to those SARs, if any, that are permitted to be transferred to another person, references in the Plan to exercise of the SAR by the Participant or payment of any amount to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

7.9   Other Restrictions.   The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable.  These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.

Article 8.     Restricted Stock and Restricted Stock Units

8.1.   Grant of Restricted Stock or Restricted Stock Units.   Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine.  Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

8.2   Restricted Stock or Restricted Stock Unit Agreement.   Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3   Transferability.   Except as provided in this Plan or an Award Agreement, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement or otherwise at any time by the Committee.  All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Committee.

8.4   Other Restrictions.   The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8 or under applicable law, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee in its sole discretion shall determine.

8.5   Certificate Legend.   In addition to any legends placed on certificates pursuant to Section 8.4, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Texas Industries, Inc. 2004 Omnibus Equity Compensation Plan, and in the associated Award Agreement.  A copy of the Plan and such Award Agreement may be obtained from Texas Industries, Inc.

8.6   Voting Rights.   Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.  There shall be no voting rights with respect to any Restricted Stock Units granted hereunder.

8.7   Termination of Employment.   Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Restricted Stock or Restricted Stock Units granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

8.8   Section 83(b) Election.  The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code.  If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9.     Performance Units/ Performance Shares

9.1   Grant of Performance Units/Performance Shares.   Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2   Value of Performance Units/Performance Shares.   Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.  Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.  The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/ Performance Shares that will be paid out to the Participant.

9.3   Earning of Performance Units/Performance Shares.   Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/ Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4   Form and Timing of Payment of Performance Units/Performance Shares.   Payment of earned Performance Units/ Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement.  Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period.  Any Shares may be granted subject to any restrictions deemed appropriate by the Committee and as evidenced in the Award Agreement.  The determination of the Committee with respect to the form of payout of such Awards and restrictions shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5   Dividends and Other Distributions.  At the discretion of the Committee, Participants holding Performance Shares may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares.  Such dividend equivalents may be in the form of cash, Shares, Restricted Stock, or Restricted Stock Units and may be subject to such accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion and as evidenced in the Award Agreement.

9.6   Termination of Employment.   Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates and/or its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

9.7   Non-Transferability.   Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, Performance Units/ Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, a Participant’s rights under the Plan shall be exercisable during his or her lifetime only by such Participant.

Article 10.     Other Stock-Based Awards

10.1   Grant of Other Stock-Based Awards.   The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine.  Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.2   Value of Other Stock-Based Awards.   Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares as determined by the Committee.  The Committee may establish performance goals in its discretion.  If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.3   Payment of Other Stock-Based Awards.   Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

10.4   Termination of Employment.   The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates and/or its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Committee.  Such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

10.5   Non-Transferability.   Except as otherwise determined by the Committee, Other Stock-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, except as otherwise provided by the Committee, a Participant’s rights under the Plan, if exercisable, shall be exercisable during his or her lifetime only by such Participant.  With respect to those Other Stock-Based Awards, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

Article 11.     Non-Employee Director Awards

Non-Employee Directors may only be granted Awards under the Plan in accordance with this Article 11 and which shall not be subject to management’s discretion.  From time to time, the Committee, subject to the approval of the Board of Directors, shall set the amount(s) and type(s) of equity awards that shall be granted to all Non-Employee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, as well as any additional amount(s), if any, to be awarded, also on a periodic, nondiscriminatory basis, based on each of the following: the number of committees of the Board on which a Non-Employee Director serves, service of a Non-Employee Director as the chair of a Committee of the Board, service of a Non-Employee Director as Chairman of the Board, service of a Non-Employee Director as a Lead Director or the first selection or appointment of an individual to the Board as a Non-Employee Director and any subsequent reelection of such Non-Employee Director to the Board.  Subject to the foregoing, the Board shall grant such Awards to Non-Employee Directors and the Non-Employee Chairman of the Board and/or the Non-Employee Lead Director and grant New Non-Employee Director Awards, as it shall from time to time determine.

Article 12.     Dividend Equivalents

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee.  Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.

Dividend equivalents granted with respect to Options or SARs that are intended to be Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

Article 13.     Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 14.     Deferrals

The Committee may permit or, in an Award Agreement, require officers or Non-Employee Directors to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such officers or Non-Employee Directors by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or performance goals with respect to

Performance Shares, Performance Units, or Other Stock-Based Awards.  If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 15.     Rights of Participants

15.1   Employment.   Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment, or service as a Director, for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates and/or its Subsidiaries and, accordingly, subject to Articles 3 and 17, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates and/or its Subsidiaries.

15.2   Participation.   No individual shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

15.3   Rights as a Shareholder.   Except as otherwise provided herein, a Participant shall have none of the rights of a Shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

15.4   No Third Party Beneficiaries.   This Plan does not confer any right or remedy other than to Participants, the Company, and their respective permitted successors and assigns, and no action may be brought against the Company, the Board, the Committee, or any of the Committee’s delegates by any third party claiming as a third party beneficiary to the Plan or any Award Agreement.

Article 16.     Corporate Events

Unless otherwise set forth in the Award Agreement, upon a dissolution or liquidation of the Company, or a sale of substantially all of the assets of the Company, its Subsidiaries and its Affiliates and the acquiring entity does not substitute new and equivalent Awards for the outstanding Awards hereunder, or a merger or consolidation in which the surviving corporation does not substitute new and equivalent Awards for the outstanding Awards hereunder (each a “Corporate Event”), each Participant shall be given at least ten days prior written notice of the occurrence of such Corporate Event, every Award outstanding hereunder shall become fully vested and exercisable, all restrictions on such Awards shall lapse and each Participant may exercise any Award that is in the form of an Option or SAR, in whole or in part, prior to or simultaneously with such Corporate Event.  Unless otherwise set forth in the Award Agreement, upon the occurrence of any such Corporate Event, any Option or SAR not exercised pursuant hereto shall terminate.  Unless otherwise set forth in the Award Agreement, furthermore, upon the occurrence of a Corporate Event, the Company shall have the option to cancel every outstanding Award hereunder (other than Options and SARs outstanding the cancellation of which would be handled by the preceding sentence) and to pay the holder of such Awards the value of those Awards as determined by the Board or Committee in their sole discretion.

Article 17.Amendment, Modification, Suspension and Termination

17.1   Amendment, Modification, Suspension and Termination.   Subject to Section 17.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s Shareholders and except as provided in Sections 4.3 and 6.11 hereof, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Option, and no amendment of the Plan shall be made without Shareholder approval if Shareholder approval is required by law, regulation, or stock exchange rule, including, but not limited to, the Securities Exchange Act of 1934, as amended, the Internal Revenue Code of 1986, as amended, and, if applicable, the New York Stock Exchange Listed Company Manual.

17.2   Adjustment of Awards Upon the Occurrence of Certain Unusual or Non-recurring Events.   The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.  The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

17.3   Awards Previously Granted.   Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 18.Withholding

18.1   Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

18.2   Share Withholding.   With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or any other taxable event arising as a result of an Award granted hereunder, the Committee may decide to permit Participants to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.  If permitted by the Committee, all Participant elections related to share withholding shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 19.     Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 20.     General Provisions

20.1   Forfeiture Events.

(a)	The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, violation of material Company, Affiliate and/or Subsidiary policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates and/or its Subsidiaries.

(b)	If Section 304 of the Sarbanes-Oxley Act of 2002 applies to any Award or payment in settlement of any Award, the Participant shall and hereby agrees to reimburse the Company for any such amounts or Awards as provided by Section 304 of the Sarbanes-Oxley Act of 2002.

20.2   Legend.   The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

20.3   Gender and Number.   Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

20.4   Severability.   In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.5   Requirements of Law.   The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.6  Delivery of Title.   The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

20.7   Inability to Obtain Authority.   The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20.8   Investment Representations.   The Committee may require any person receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the person is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

20.9   Employees, Directors and Participants Based Outside of the United States.

20.10   Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates and/or its Subsidiaries operate or have Employees, Directors or Participants, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b)	Determine which Employees, Directors or Participants outside the United States are eligible to participate in the Plan;

(c)	Modify the terms and conditions of any Award granted to Employees, Directors or Participants outside the United States to comply with applicable foreign laws;

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 20.9 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

20.10   Uncertificated Shares.   To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a uncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

20.11   Unfunded Plan.   Participants shall have no right, title or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries and/or Affiliates may make to aid it in meeting its obligations under the Plan.  Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person.  To the extent that any person acquires a right to receive payments from the Company, and/or its Subsidiaries and/or Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary or an Affiliate, as the case may be.  All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary or an Affiliate, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.  The Plan is not subject to ERISA.

20.12   No Fractional Shares.   No fractional Shares shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

20.13   Retirement and Welfare Plans.   Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards, except pursuant to Covered Employee Annual Incentive Awards, will be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

20.14   Nonexclusivity of the Plan.   The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

20.15   No Constraint on Corporate Action.   Nothing in this Plan shall be construed to: (i) limit, impair or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

20.16   Ratification of Actions.   By accepting any Award or other benefit under the Plan, each Participant and each person claiming under or through each Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

20.17   Governing Law.   The Plan and each Award Agreement shall be governed by the laws of the State of Texas excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.  Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Texas, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

20.18   Jury Waiver.   Every Participant, every person claiming under or through a Participant, and the Company hereby waive to the fullest extent permitted by applicable law any right to a trial by jury with respect to any litigation directly or indirectly arising out of, under, or in connection with the Plan or any Award Agreement issued pursuant to the Plan.

TEXAS INDUSTRIES, INC. 1341 W. MOCKINGBIRD LANE DALLAS, TX 75247-6913	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (CDT) on October 18, 2004. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. (CDT) on October 18, 2004. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Texas Industries, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
To vote in accordance with the Board of Directors’ recommendations, just sign below; no boxes need to be checked.

Important Notice Regarding Delivery of Shareholder Documents

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
TXIND1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TEXAS INDUSTRIES, INC.
The Board of Directors Recommends a Vote FOR the Proposals
in Items 1, 2 and 3.

Item 1 - Election of Directors	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below. _________________________________________
To serve in a class of directors with a term expiring in 2007, 01) Melvin G. Brekhus	For All	Withhold All	For All Except
02) Robert D. Rogers
03) Ian Wachtmeister	¡	¡	¡

Vote on Proposals	For	Against	Abstain

Item 2 - To approve Texas Industries, Inc. 2004 Omnibus Equity Compensation Plan.	¡	¡	¡

Item 3 - To transact such other business that may properly come before the meeting.	¡	¡	¡

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. In the absence of such instructions, this proxy will be voted FOR the nominees listed in Item 1 and FOR the Proposals in Items 2 and 3.

(Sign exactly as name(s) appear hereon. If shares are held jointly, each holder should sign. If signing for estate, trust or corporation, title or capacity should be stated.)

Please date, sign and return this Proxy in the enclosed business envelope.

Yes	No

Please indicate if you plan to attend the meeting	¡	¡

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household	¡	¡

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll-free 1-800-690-6903 on a Touch-Tone telephone and follow the simple instructions on the reverse side. There is NO CHARGE to you for this call.

NOTE: Telephone voting option closes at 11:59 P.M. (CDT) on October 18, 2004

or

2.	Access Internet site www.proxyvote.com and follow the instructions on the reverse side.

NOTE: Internet voting option closes at 11:59 P.M. (CDT) on October 18, 2004

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE VOTE

▲ FOLD AND DETACH HERE ▲

For shares of Common Stock

TEXAS INDUSTRIES, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OCTOBER 19, 2004

This Proxy is Solicited by the Board of Directors

     The undersigned hereby appoints ROBERT ALPERT, MELVIN G. BREKHUS and ROBERT D. ROGERS, or any of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated on the reverse side, all shares of stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting (including all adjournments thereof) of Shareholders of Texas Industries, Inc. to be held on Tuesday, October 19, 2004 at 9:30 A.M. (CDT) at the Frontiers of Flight Museum, 6911 Lemmon Avenue, Dallas, Texas.

     The proxy, when duly executed, will be voted in the manner directed herein, and in the absence of specific directions to the contrary, this proxy will be voted (i) for the election of the three nominees for director, (ii) to approve the 2004 Omnibus Equity Compensation Plan, and (iii) in the discretion of the proxy holders on any other matters that may properly come before the meeting and any adjournment thereof.

     This proxy is solicited on behalf of the Board of Directors of the Company and may be revoked prior to its exercise. The Board of Directors of the Company request that you promptly execute and mail this Proxy.

(Continued, and to be marked, dated and signed, on the other side)